UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2015 (February 19, 2015)

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.

iStar Financial Inc. (the “Company”) reported today that it filed its Annual Report on Form 10-K with the Securities and Exchange Commission for the fiscal year ended December 31, 2014 (the “Annual Report”).  The audited financial statements included in the Annual Report reported net income (loss) allocable to common shareholders of $(13.3) million for the fourth quarter of 2014 and $(33.7) million for the fiscal year 2014, which is improved from the net income (loss) allocable to common shareholders of $(28.4) million and $(48.8) million, respectively, that the Company announced in its earnings press release issued on February 19, 2015.  This increase is due to the recognition of additional income from one of the Company’s equity method investments in the fourth quarter of 2014.  The financial results and non-GAAP financial metrics contained in the Annual Report reflect this additional income.  For additional information, please refer to the Annual Report.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 7.01 — Regulation FD Disclosure.

See “Item 2.02 — Results of Operations and Financial Condition” above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: March 2, 2015	By:	/s/ David DiStaso
David DiStaso
Chief Financial Officer